EXHIBIT -J

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated February 22, 2002 on the financial statements and financial highlights of Khan Growth Fund. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of Khan Growth Fund. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                                   /s/Tait, Weller & Baker
                                                   -----------------------
                                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 30, 2002